PAULA S. MORELLI, CPA P.C.

21 MARTHA STREET

FREEPORT, NY  11520

(516) 378-4258

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTANT

I hereby consent to the use in this Form S-1 Registration Statement of Barking applications Corporation of my report dated July 10, 2012 relating to the audit of the financial statements of Barking Applications Corporation for the period January 11, 2010 (inception) to December 31, 2011.

I also consent to the use of the firm’s name in the EXPERTS paragraph of the Registration Statement.

/s/ Paula S. Morelli CPA

Paula S. Morelli CPA

Freeport, New York

July 10th, 2012